EXHIBIT 99
NEWS RELEASE
For Immediate Release / April 28, 2003
Contact: Chad Hyslop or Jim Baumgardner (208) 331-8400
info@americanecology.com     www.americanecology.com
------------------------     -----------------------


             AMERICAN ECOLOGY POSTS $17.2 MILLION FIRST QUARTER LOSS

        $21 MILLION WARD VALLEY WRITE-OFF AND INCREASED OAK RIDGE RESERVE
                  OUTWEIGH GAIN ON SALE AND OPERATING EARNINGS

BOISE, Idaho - Jim Baumgardner, Senior Vice President and Chief Financial Officer of American Ecology Corporation [NASDAQ: ECOL], today announced consolidated financial results for the quarter ending March 31, 2003. American Ecology posted a net loss of $17.2 million or $1.11 per fully diluted share, compared to net income of $15.9 million, or $1.11 per fully diluted share for the quarter ending March 31, 2002. First quarter 2002 results reflect a $13.1 million one-time gain from the cumulative effect of a change in accounting principle. In the first quarter of 2002, the Company adopted Financial Accounting Standard No. 143, Accounting for Asset Retirement Obligations, which resulted in a one-time gain caused by a reduction in the Company's closure and post-closure liabilities and an increase in certain assets.

During the first quarter of 2003, several unusual charges negatively impacted reported financial results. The greatest impact was a $21 million write-off of site development assets following an adverse state court decision in litigation seeking recovery of the Company's investment in the Ward Valley, California disposal project. The Company filed a motion with the trial court to vacate this decision on April 25, 2003. The outcome of this motion or any subsequent appeal is sufficiently uncertain to warrant the asset write-down. In addition, the Company's discontinued Oak Ridge, Tennessee operation took a $1.3 million charge for increased liability reserves; higher waste removal, processing and disposal costs; and impairment of certain equipment. These charges were partially offset by a gain of approximately $5 million on the February 2003 sale of the El Centro municipal solid waste landfill in Texas.

The Company recorded first quarter 2003 revenue from continuing operations of $10.8 million, a 19% decrease from the $13.4 million in revenue from continuing operations for the first quarter last year. The Company's Grand View, Idaho facility continued to deliver growth, increasing revenue by 24% in the first quarter of 2003 over the same quarter last year. Higher first quarter 2002 revenue was primarily attributable to a $3.85 million waste packaging and disposal project performed at the Company's Richland, Washington facility. During the first quarter of 2003, the Company generated $290,000 of operating income from continuing operations, compared to $3.7 million of operating income for the same quarter last year. Like revenue, first quarter 2002 income materially benefited from completion of the large project at the Richland facility.

First quarter 2003 earnings were also depressed by higher selling, general & administrative expenses (SG&A), which increased to $4.5 million, or 42% of revenue. This compared to $3.5 million, or 26% of revenue in the same quarter last year. This increase is the direct result of $1.5 million in legal fees expended on the Ward Valley litigation in 2003, compared to $147,000 spent on Ward Valley litigation in the first quarter of 2002.

"A number of significant, unusual events dominated American Ecology's first quarter 2003 financial results" commented Baumgardner, adding, "Also, the first quarter of 2002 included a large project and the positive effect of a change in accounting standards, making comparison of the two quarters difficult."

"Our core waste treatment and disposal business, particularly at the Grand View Idaho facility, delivered solid performance and is expected to do so for the balance of 2003," Baumgardner concluded.

The Company's first quarter 2003 investor conference call will be held Monday, April 28, 2003 at 10:00 am Mountain Time. President and Chief Executive Officer Stephen Romano, Mr. Baumgardner, and Controller Michael Gilberg will host the call. Interested parties may submit questions in advance to INFO@AMERICANECOLOGY.COM, or by facsimile to 208-331-7900. To join the call,
------------------------
dial 1-877-679-9055.  Participants will be asked to provide their name and
-------------------
affiliation.

American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous, and non-hazardous waste services to commercial and government customers throughout the United States, such as nuclear power plants, steel mills, medical and academic institutions and petro-chemical facilities. Headquartered in Boise, Idaho, the Company is the oldest radioactive and hazardous waste services company in the United States.

This press release contains forward-looking statements that are based on our current expectations, beliefs, and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Actual results may differ materially from what is expressed herein and no assurance can be given that the company can successfully implement its growth strategy, generate improved earnings, prevail in pending litigation, or complete its discontinued operation obligations at the Oak Ridge facility within established reserves. For information on factors that could cause actual results to differ from expectations, please refer to American Ecology Corporation's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission.

                                      ###

                                            AMERICAN ECOLOGY CORPORATION
                                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                                    (UNAUDITED)
                                       ($ IN 000'S EXCEPT PER SHARE AMOUNTS)

                                                                                         Three Months Ended
                                                                                  MARCH 31, 2003    March 31, 2002
                                                                                 ----------------  ----------------
Revenue                                                                          $        10,771   $        13,424
Direct operating costs                                                                     5,984             6,175
                                                                                 ----------------  ----------------

Gross profit                                                                               4,787             7,249
Selling, general and administrative expenses                                               4,497             3,541
                                                                                 ----------------  ----------------
Income from operations                                                                       290             3,708

Investment income                                                                             --                11
Interest income (expense)                                                                   (121)             (265)
Other income (loss)                                                                           --              (465)
Write Down of Ward Valley Assets                                                         (20,951)               --
                                                                                 ----------------  ----------------

Income (loss) before income tax, discontinued operations and cumulative effect
of change in accounting principle                                                        (20,782)            2,989
Income tax expense (benefit)                                                                  (8)               --
                                                                                 ----------------  ----------------

Income (loss) before discontinued operations and cumulative effect of change
in accounting principle                                                                  (20,774)            2,989
Gain from discontinued operations - El Centro Landfill                                     4,944               190
(Loss) from discontinued operations - Oak Ridge LLRW Facility                             (1,337)             (401)
                                                                                 ----------------  ----------------

Income (loss) before cumulative effect of change in accounting principle                 (17,167)            2,778
Cumulative effect of accounting change                                                        --            13,141
                                                                                 ----------------  ----------------

Net income (loss)                                                                        (17,167)           15,919
Preferred stock dividends                                                                     64                98
                                                                                 ----------------  ----------------

Net income (loss) available to common shareholders                                      ($17,231)  $        15,821
                                                                                 ================  ================

Basic (loss) earnings from continuing operations                                           (1.34)              .22
Basic (loss) earnings from discontinued operations                                           .23              (.02)
Basic earnings from cumulative effect of accounting change                                    --               .95
                                                                                 ----------------  ----------------
Basic (loss) earnings per share                                                  $         (1.11)  $          1.15
                                                                                 ================  ================

Diluted (loss) earnings from continuing operations                                         (1.34)              .17
Diluted (loss) earnings from discontinued operations                                         .23              (.02)
Diluted earnings from cumulative effect of accounting change                                  --               .92
                                                                                 ----------------  ----------------
Diluted (loss) earnings per share                                                $         (1.11)  $          1.11
                                                                                 ================  ================

Dividends paid per common share                                                  $            --   $            --
                                                                                 ================  ================

Note: Certain reclassifications of prior quarter and previous year-to-date amounts have been made to conform to current quarter presentation and discontinued operations.

                                          AMERICAN ECOLOGY CORPORATION
                                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                      ($ IN 000'S EXCEPT PER SHARE AMOUNTS)

                                                                            MARCH 31, 2003    DECEMBER 31, 2002
                                                                           ----------------  -------------------
ASSETS
Current Assets:
  Cash and cash equivalents                                                $         7,134   $              135
  Receivables, net                                                                   7,306               10,460
  Income taxes receivable                                                              742                  740
  Prepayments and other                                                                368                  498
  Deferred income taxes                                                                 --                2,745
  Assets held for sale or closure                                                    3,542               10,722
                                                                           ----------------  -------------------
    Total current assets                                                            19,092               25,300

Cash and investment securities, pledged                                                244                  244
Property and equipment, net                                                         27,488               26,998
Facility development costs                                                           6,478               27,430
Other assets                                                                            66                  129
Assets held for sale or closure                                                      2,237                1,485
Deferred income taxes                                                                8,284                5,539
                                                                           ----------------  -------------------
    Total Assets                                                           $        63,889   $           87,125
                                                                           ================  ===================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Current portion of long term debt                                        $         1,719   $            1,985
  Accounts payable                                                                   2,568                2,192
  Accrued liabilities                                                                4,462                4,166
  Accrued closure and post closure obligation, current portion                         882                  882
  Income taxes payable                                                                  15                   23
  Current liabilities of assets held for sale or closure                             5,715                7,965
                                                                           ----------------  -------------------
    Total current liabilities                                                       15,361               17,213

Long term accrued liabilities                                                          526                2,372
Long term debt                                                                       5,310                5,972
Revolving line of credit                                                                --                  603
Liabilities of assets held for sale or closure, excluding current portion            5,590                5,699
Accrued closure and post closure obligation, excluding current portion               9,485                9,318
                                                                           ----------------  -------------------
    Total liabilities                                                               36,272               41,177
                                                                           ----------------  -------------------

Commitments and contingencies
Shareholders' equity:
  Convertible preferred stock, 1,000,000 shares authorized,
    Designated as follows:
      Series D cumulative convertible preferred stock, $.01 par value,
0 and 100,001 shares issued and outstanding;                                            --                    1
  Common stock, $.01 par value, 50,000,000 authorized, 16,960,901
and 14,539,264  shares issued and outstanding                                          170                  145
  Additional paid-in capital                                                        54,665               55,789
  Accumulated deficit                                                              (27,218)              (9,987)
                                                                           ----------------  -------------------
    Total shareholders' equity                                                      27,617               45,948
                                                                           ----------------  -------------------

Total Liabilities and Shareholders' Equity                                 $        63,889   $           87,125
                                                                           ================  ===================